UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 25, 2009

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Severance Pay Plan

On March 25, 2009, the executive officers of  Kulicke and Soffa Industries, Inc. (the “Company”) became subject to an amendment and restatement of the Company’s existing Officer Severance Pay Policy, which was renamed the Officer Severance Pay Plan (the “Plan”).  The amendments include the addition of noncompetition and nonsolicitation provisions, deletion of the provision providing for severance following termination of employment due to disability, revision of the definition of cause and addition of a form of general release in favor of the Company.  The amounts of severance payable are unchanged from the prior plan.

The Plan generally provides for severance payments and benefits to officers of the Company, including the Company’s currently employed named executive officers identified in its most recent proxy statement, whose employment is terminated by the Company without “Cause” and to any officer who terminates his or her employment for “Good Reason,” as these terms are defined in the Plan.  The severance payments and benefits under the Plan are as follows:

•
six months of the officer’s base salary in effect on the last day of the officer’s employment, provided however, if the officer enters into a general release in favor of the Company, the Company will instead pay 18 months base salary;

•
continuation of medical, prescription drug, dental, and vision benefits, including for covered dependents, for six months following the last day of the officer’s employment (or for an aggregate of 18 months if the officer has delivered a general release) at the same contribution rate as active employees;

•
continuation of eligibility to participate in the Company’s life insurance program for a maximum of six months after the last day of the officer’s employment if permitted by the life insurance provider; and

•	any earned quarterly cash incentive award for a fiscal quarter only if the officer’s last day of employment is on or after the last day of such fiscal quarter.

Severance payments will be paid as follows: (i) on the first business day following the six month anniversary of the officer’s last day of employment, the officer will receive a lump sum payment equal to six months base salary and (ii) thereafter, the officer will receive any remaining severance payments in accordance with such officer’s regularly scheduled pay dates.

Under the Plan, the Company will not pay any severance payment or benefit to an officer terminated by the Company in connection with a divestiture of a business if the officer receives an offer of employment from the purchaser (or an affiliate of the purchaser) which includes targeted annual cash compensation of at least 90% of the officer’s targeted annual cash compensation at the Company on the last day of employment.  For purposes of this calculation, the Company targeted annual cash compensation does not include any special bonus or other amount payable or paid to officer in connection with the disposition of the divested business.  In addition, the officers are subject to a noncompetition and nonsolicitation provisions which if breached will permit the Company to discontinue severance payments.

The foregoing summary of the Plan is qualified in its entirety by reference to the actual terms of the Plan, attached hereto as Exhibit 10.1.

Change of Control Agreements

On March 25, 2009, the Company entered into Change of Control Agreements (the “Agreements”) with its executive officers, including the Company’s currently employed named executive officers identified in its most recent proxy statement.  The Agreements replace the Termination of Employment Agreements, which expired in December 2008.  The Agreements provide for benefits in the event of the termination of an officer’s employment under special circumstances following a change of control.  Under the Agreements, a “Change of Control” includes: (i) an acquisition of voting securities by any person after which such person has beneficial ownership of 50% or more of the voting power of outstanding voting securities; (ii) an acquisition of all or substantially all of the assets of the Company; (iii) when the individuals who, at the beginning of a two-year period, were members of the Company’s board of directors, cease for any reason to constitute at least a majority of the original board of directors (unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least 75 percent of the original board of directors); or (iv) a consummation by the Company of a merger, consolidation or share exchange, as a result of which the shareholders immediately before the event will not hold a majority of the voting power immediately after such event.

An officer who is a party to an Agreement and whose employment is terminated by the Company for any reason other than cause, or by the officer for good reason as provided for in the Agreements, within 18 months after a Change of Control, will receive the following payments and benefits:

•
termination pay equal to the benefit multiple assigned to the officer times the sum of the officer’s annual base salary and certain incentives (the “Benefit Amount”) provided that any Benefit Amount may be reduced to $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code (the “Code”) or would make payment thereof non−deductible by the Company under Section 280G of the Code;

•
continuation of medical, prescription drug, dental, and vision benefits for number of months for which the Benefit Amount is payable for the officer, officer’s spouse and dependent children at the same premium rate as in effect prior to the officer’s termination date; and

•
continuation of eligibility to participate in the Company’s life insurance program for a maximum of six months after the last day of the officer’s employment if permitted by the life insurance provider.

The named executive officers’ Agreements provide that the benefit multiple and number of months of payment are: C. Scott Kulicke, 2.5 benefit multiple and 30 months, Maurice E. Carson, 2.0 benefit multiple and 24 months, and Christian Rheault and Charles Salmons, 1.5 benefit multiple and 18 months.  Payment of the full Benefit Amount is subject to the officer entering into a general release in favor of the Company.  If the officer does not enter into the general release, the officer will only be entitled to six months of any Benefit Amount.

The Benefit Amount will be paid as follows: (i) on the first business day following the six month anniversary of the officer’s last day of employment, the officer will receive a lump sum payment equal to six months of the Benefit Amount and (ii) thereafter, the officer will receive any remaining Benefit Amount in accordance with such officer’s regularly scheduled pay dates for the officer’s specified number of months.

If the officer is terminated upon a Change of Control, the officer is only entitled to the Benefit Amount under the Agreement and not pursuant to any other severance pay plan or similar program.  In addition, under the Agreements, the officers are subject to certain confidentiality provisions.

The foregoing summary of the Agreements is qualified in its entirety by reference to the actual terms of the Agreements, the form of which is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Kulicke and Soffa Industries, Inc. Officer Severance Pay Plan.
10.2	Form of Change of Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2009	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Maurice E. Carson
	Name:	Maurice E. Carson
	Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Kulicke and Soffa Industries, Inc. Officer Severance Pay Plan.
10.2	Form of Change of Control Agreement.